Two Harbors Investment Corp. Third Quarter 2012 Investor Presentation

1 Safe Harbor Statement This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include, but are not limited to, higher than expected operating costs, changes in prepayment speeds of mortgages underlying our RMBS, the rates of default or decreased recovery on the mortgages underlying our non-Agency securities, failure to recover certain losses that are expected to be temporary, changes in interest rates or the availability of financing, the impact of new legislation or regulatory changes on our operations, the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process, the inability to acquire mortgage loans or securitize the mortgage loans we acquire, the inability to acquire residential real properties at attractive prices or lease such properties on a profitable basis, the impact of new or modified government mortgage refinance or principal reduction programs, and unanticipated changes in overall market and economic conditions. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Mission  To be recognized as an industry-leading mortgage REIT. Hybrid Mortgage REIT  Flexibility as a hybrid REIT to take advantage of opportunities in both Agency and non-Agency sectors, including unsecuritized assets.  Ability to diversify into areas that capitalize on our core competencies.  Leverage opportunities and optimize shareholder value. Business Diversification Initiatives  Single Family Residential Properties ― As of October 31st, we had acquired a portfolio of approximately $240 million and over 2,000 homes. ― Represents an attractive asset class given long duration, current yield and potential home price appreciation.  Securitization ― Continue to monitor the environment while maintaining an opportunistic approach. ― Increased commitments to acquire prime jumbo loans.  Key Hires ― Nick Smith joined our team in September. Nick brings a skill set in residential loans and MSRs. ― Dan Koch joined Two Harbors in October. Dan has an extensive background in sourcing loan acquisitions and development of business diversification initiatives. ― Bill Greenberg joined Two Harbors in November. Bill’s experience will add depth to our mortgage trading platform while expanding our risk management and analytical capabilities. Mission-Based Strategy 2

Compelling Market Drivers 3  The U.S. government has indicated its intent to reduce its involvement in the RMBS market and banks are adjusting their portfolios due to new regulatory framework for capital and liquidity requirements.  Sources of private capital, including mortgage REITs, are essential to fill the void in housing and mortgage sectors. Reducing the role of the GSEs should be universally popular as it mitigates credit exposure for the taxpayer.  It will take many years to address all the issues surrounding housing finance.  The Fed is the largest buyer in the mortgage market today.  Policy considerations are increasingly important to the performance of the market.  The Federal Reserve’s commitment to continue to keep short-term interest rates low provides funding visibility. We have the opportunity to serve as a permanent source of capital to the mortgage sector.

Building a Strong Franchise 4 2009 Inception October 29, 2009 2012 Market capitalization surpasses $3 billion 2010 Market capitalization reaches $400 million 2011 Market capitalization surpasses $1 billion Initial investments aggregating $488 million Listing transferred to NYSE Announced share repurchase program of up to 10 million shares Proposed contribution of single-family rental properties to Silver Bay Realty Trust Total RMBS portfolio exceeds $15 billion Lowered expense ratio Increased liquidity in TWO shares $0.1 $0.1 $0.2 $0.2 $0.4 $0.7 $1.0 $1.2 $1.3 $2.2 $2.2 $3.3 $0.1 $0.6 $1.1 $1.6 $2.1 $2.6 $3.1 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 M ar k e t C ap (in bi l) Two Market Cap Since Inception1 (1) Source: Bloomberg.

Book Value & Dividend History 5 Dividends1 (1) Historical dividends may not be indicative of future dividend distributions. The company ultimately distributes dividends based on its taxable income per common share, not GAAP earnings. The annualized dividend yield on the company’s common stock is calculated based on the closing price of the last trading day of the quarter. (2) See Appendix, page 17 for calculation of Q3-2012 return on book value. Book Value per Share  Seek to provide risk-adjusted returns over the long-term, primarily through dividends and secondarily through capital appreciation.  Dividend distribution is a function of several factors, including taxable income, book value, market conditions and compliance with REIT status.  Total dividends paid since inception is $4.50. $9.08 $9.38 $8.70 $9.24 $9.44 $9.90 $9.73 $9.30 $9.03 $9.67 $9.94 $11.44 $0.26 $0.36 $0.33 $0.39 $0.40 $0.40 $0.40 $0.40 $0.40 $0.40 $0.40 $0.36 $- $0.05 $0.10 $0.15 $0.20 $0.25 $0.30 $0.35 $0.40 $0.45 $4.00 $6.00 $8.00 $10.00 $12.00 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 Divi d en d ( $) B o o k Val u e p er d il u te d Sha re ( $) Book Value per Diluted Share Dividend Declared  Focus on book value stability, as healthy book value is critical to dividend generation over time.  Opportunistic capital allocation and security selection drives book value gains.  During the third quarter, our book value per share increased 15.1% to $11.44.  Total third quarter return on book value of 18.7%2.

-15% 5% 25% 45% 65% 85% Oct-09 Apr-10 Oct-10 Apr-11 Oct-11 Apr-12 Oct-12 Delivering Total Return 6 (1) Two Harbors’ total stockholder return is calculated for the period October 29, 2009 through November 9, 2012. Total stockholder return is defined as capital gains on stock price including dividends. Source: Bloomberg. (2) Two Harbors’ total stockholder return is calculated for the period December 31, 2011 through November 9, 2012. Source: Bloomberg. (3) “Hybrid mREITs” represent the average total stockholder return of CIM, IVR and MFA calculated for the period October 29, 2009 through November 9, 2012. Source: Bloomberg and TWO’s estimates. (4) Peers group includes: IVR, MFA, CIM, NLY, HTS, CMO, ANH, AGNC and CYS (5) “SPXT” represents S&P 500 Total Return Index (SPXT: IND) for the period October 29, 2009 through November 9, 2012. Source: Bloomberg. 77% 43% 46% 38% TWO Hybrid mREITs3 Peers4 SPXT5  Total stockholder return since inception of 77%1.  Total YTD stockholder return of 32%2.

Two Harbors Today 7 (1) Source: Bloomberg.  Largest hybrid mortgage REIT focused on investing in residential mortgage-backed securities.  Total RMBS portfolio of over $15 billion.  $3.3 billion market capitalization1. – Completed eight stock offerings raising approximately $2.5 billion.  Talented and deep bench in Minnesota and New York. – Mortgage team at Pine River provides research and analytics.  Robust operational and risk management platform to generate sustainable growth.  Best-in-class disclosure and governance.  Of the 33 million outstanding warrants, approximately 16 million have been exercised for proceeds of $175 million. The remainder will expire on November 7, 2013.  Purchased approximately $240 million, or 2,000 single-family residential properties as of the end of October 31, 2012.  10 million share repurchase program in place.

8 Market Update Macroeconomic Non-Agency RMBS Agency RMBS  Uncertainty around resolution of fiscal cliff.  QE3 announcement on September 13th. Open-ended MBS purchases of an additional $40 billion per month, totaling ~$70 billion per month.  Federal Reserve’s commitment to keep target federal funds rate low until mid-2015.  Housing market appears to be stabilizing. Market is firm at the lower price end.  Agency spreads have tightened.  HARP is working.  Prepayment speeds on generic paper is expected to remain fast.  Guarantee fees (g-fees) have increased, including state-level fees.  Credit-sensitive assets have rallied.  Loan performance of underlying collateral continues to improve.  Loss-adjusted yields continue to be attractive relative to other asset classes.

Fluid Asset Allocation Drives Performance 9 Investment Portfolio Net Interest Spread Capital Allocation 0% 10% 20% 30% 40% 50% 60% Q4-2010 Q1-2011 Q2-2011 Q3-2011 Q4-2011 Q1-2012 Q2-2012 Q3-2012 50% 60% 60% 55% 55% 52% 52% 57% 50% 40% 40% 45% 45% 48% 44% 36% 4% 7% Agency Non-Agency Residential Real Properties 30-Year Fixed $8,972 15-Year Fixed $537 HECM2 $1,891 Other-Fixed $698 IOs and IIOs1 $499 Hybrid ARMs $201 Mezzanine $507 Senior $1,990 Non-Agency Other $4 As of September 30, 2012 $15.3B RMBS Portfolio $ Millions Agency Bonds $12.8B (84%) Non-Agency Bonds $2.5B (16%) (1) Includes Agency Derivatives (“IIOs”) of $329 million as of September 30, 2012. (2) Home Equity Conversion Mortgage loans (or “HECM”) are loans that allow the homeowner to convert home equity into cash collateralized by the value of their home. (3) Agency yield includes impact of Agency Derivatives. Interest income on Agency Derivatives was $7.7 million for the third quarter of 2012, contributing an additional 0.2% to Agency yield and to the aggregate annualized yield for the third quarter of 2012. Three Months Ended September 30, 2012 Agency Non-Agency Aggregate Portfolio Annualized Yield3 3.1% 9.6% 4.2% Cost of repurchase agreements (0.5%) (2.6%) (0.7%) Cost of interest rate swaps & swaptions (0.4%) - (0.4%) Cost of financing (0.9%) (2.6%) (1.1%) Net interest spread 2.2% 7.0% 3.1%

Agency Portfolio with Prepayment Protection

Agency RMBS Portfolio

Agency Portfolio: $12.8B[1]
As of September 30, 2012



Post 2006 - Discount 1%
Post 2006 - Premium & IOs 2%
Prepayment Protected 4%
Seasoned[7] 5%
Low FICO[6] 7%
High LTV (Predominately MHA)[2] 31%
HECM[5] 15%
Other Low Loan Balance Pools[4] 10%
$85K Max Pools[3] 25%
Implicit or Explicit Prepayment Protected Securities (98%)
Other (2%)

Agency Strategy

- Attractive returns with moderate leverage in 6.0x - 7.0x range.
- Intense focus on prepayment stability intended to provide for sustainable yields.
- Stable cash flows make interest rate hedging more effective.
- Implicit or explicit prepayment protection of 98%.

Agency CPR[8]



20.0%
15.0%
10.0%
5.0%
0.0%
5.5%
5.9%
5.6%
6.0%
6.0%
Q3-2011
Q4-2011
Q1-2012
Q2-2012
Q3-2012
Agency RMBS CPR

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(1) Includes Agency derivatives ("IOs") of $329 million as of September 30, 2012.
(2) Securities collateralized by loans with greater than or equal to 80% loan-to-value ratio. High LTV pools are predominately Making Homeownership Affordable pools. Making Homeownership Affordable (or "MHA") pools consist of borrowers who have refinanced through the Home Affordable Refinance Program (HARP).
(3) Securities collateralized by loans of less than or equal to $85K.
(4) Securities collateralized by loans of less than or equal to $175K, but more than $85K.
(5) Home Equity Conversion Mortgage loans (or "HECM") are loans that allow the homeowner to convert home equity into cash collateralized by the value of their home.
(6) Securities collateralized by loans held by lower credit borrowers as defined by Fair Isaac Corporation's, or FICO, scoring model.
(7) Securities collateralized by loans reflecting less prepayment risk due to previously experienced high levels of refinancing.
(8) Represents the three month average CPR, or constant prepayment rate, for Agency RMBS securities and Agency derivatives.

10

11 Non-Agency Portfolio with Sub-Prime Focus Sub-Prime Exposure Non-Agency Strategy Non-Agency Portfolio Non-Agency Portfolio: $2.5B As of September 30, 2012 Option-ARM 9% Alt-A 4% Prime 1% Sub-Prime 86%  Attractive loss-adjusted yields and return on equity.  Deeply discounted weighted average cost basis of $52.38.  Improving underlying loan performance: Declining delinquencies, relatively stable housing prices and servicers’ actions helping borrowers perform better.  Potential benefit from policy actions and housing recovery over time. 26% 86% 0% 20% 40% 60% 80% 100% Q1-2010 Q3-2010 Q1-2011 Q3-2011 Q1-2012 Q3-2012 Prime Alt-A POA Sub-Prime

12 Hedging Strategy – Focus on BV Protection Swaps, Swaptions and IOs BV Exposure to +100 bps Change in Rates1 (2.3%) (0.9%) (3.1%) (1.1%) (15%) (10%) (5%) – Q4-2011 Q1-2012 Q2-2012 Q3-2012 $12.1 $5.2 $0.3 $0 $4 $8 $12 Hedging Tools (Notional Value) Agency Securities (Fair Market Value) Swaps - Notional ($) Swaptions - Notional ($) IOs and IIOs ($) $17.3 $12.5 2 $B ill io ns Hedging  Hedging Strategy ― Objective of protecting book value in a rising interest rate environment. ― Multifaceted hedging approach, including swaps, swaptions and interest-only bonds. ― Daily monitoring of interest rate exposures.  Swaptions provide optional protection in a sell- off. $5.2 billion in notional with expiries averaging over four years.  Average pay rate on swaps of only 0.84%. $12.8 (1) Represents estimated percentage change in equity value for +100bps change in interest rates. Change in equity value is total net asset change. (2) Notional amounts do not include $1.0 billion of notional interest rate swaps economically hedging our trading securities.

Financing Strategy  Focus on managing liquidity risk by using long- dated repos and through diligent counterparty selection. ― Strong and diverse financing relationships, consisting of 23 counterparties. ― Average repo term of over 4 months. ― Consistent focus on long-dated and laddered maturity repo schedule. ― 3-year and 4-year repo lines to fund up to $200 million in non-Agencies. One-year facility with Wells Fargo. ― Over 60% of our repo is with counterparties based in North America. Financing Maturity for Repurchase Agreements 13 80 86 123 40 60 80 100 120 Q1-2012 Q2-2012 Q3-2012 D ay s to Mat u rit y Weighted Average Days to Maturity

Hybrid Model Provides Flexibility Agency Portfolio Today  Focus on prepayment protected securities has generated low and stable prepayment experience.  Low interest rate exposure. Non-Agency Portfolio Today  Delinquencies are declining and performance is improving.  Housing stable and improving, providing upside optionality to non-Agency discount bonds. Hybrid Model Provides Flexibility – Broad Menu of Potential Opportunities  Potential investment universe includes all residential real estate assets, including unsecuritized products.  Recent hires bolster expertise and ability to explore opportunities for diversification.  Securitization – credit bonds and IO creation math has improved.  GSE Credit Investments – when, and if, the GSEs move to distribute credit risk.  Mortgage Servicing Rights (MSRs).  Other residential mortgage loans. 14

15 Attractive Returns With Lower Risk Attractive & Comparable Dividend Yield1… … With Lower Leverage2… … Less Interest Rate Exposure 3 … … And Less Prepayment Risk 4 4.3x 7.3x 3.8x 6.8x – 2x 4x 6x 8x 5.9% 17.5% 5.6% 15.9% 6.0% 15.9% 6.0% 18.7% – 5% 10% 15% 20% 12.3% 11.9% – 5% 10% 15% 20% Note: All peer financial data on this slide based on available September 30, 2012 financial information as filed with the SEC. Peers include AGNC, ANH, CIM, CMO, CYS, HTS, IVR, MFA and NLY. (1) Reported third quarter 2012 dividend annualized, divided by closing share price as of September 28, 2012. Dividend data based on peer company press releases. (2) Debt-to-equity defined as total borrowings to fund RMBS securities and Agency derivatives divided by total equity. Q3-2012, Q2-2012, Q1-2012 and Q4-2011 data not available for CIM; utilizes Q3-2011 data for comparative purposes. (3) Represents estimated percentage change in equity value for +100bps change in interest rates. Change in equity value is asset change adjusted for leverage. Data not available for CYS and CMO. Q3-2012, Q2-2012, Q1-2012 and Q4-2011 data not available for CIM; utilizes Q3-2011 data for comparative purposes. (4) Represents the CPR on the Agency RMBS portfolios, including Agency derivatives. Q3-2012, Q2-2012, Q1-2012 and Q4-2011 data not available for CIM; utilizes Q3-2011 data for comparative purposes. Q3-2012 TWO Q3-2012 Peer Median TWO Peer Median Superior asset selection and risk management drive returns while taking on less risk. Q4-2011 Q1-2012 Q2-2012 Q3-2012 Q4-2011 Q1-2012 Q2-2012 Q3-2012 Peer Median TWO Q2-2012 Q3-2012 Q2-2012 Q3-2012 (2.3%) (3.6%) (0.9%) (13.6%) (3.1%) (7.5) (1. %) (3.7%) (15%) (10%) (5%) – TWO Peer Weighted Average Q4-2011 Q1-2012 Q2-2012 Q3-2012 Q4-2011 Q1-2012 Q2-2012 Q3-2012

Appendix

Q3-2012 Return on Book Value of 18.7% Return on book value1 (Per diluted share amounts, except for percentage) Book value at September 30, 2012 $ 11.44 Book value at June 30, 2012 9.94 Increase in book value 1.50 Dividend declared in Q3-2012 0.36 Return on book value ($) $ 1.86 Return on book value (%) 18.7% (1) Diluted shares outstanding at end of period, which includes the effect of dilutive outstanding warrants determined using the treasury stock method, are used as the denominator for book value per share calculation. 17

Portfolio Composition as of September 30, 2012

Agency: Vintage & Prepayment Protection	Q2-2012	Q3-2012	
High LTV (predominately MHA)[1]	21%	31%	Implicit or Explicit Pre-payment Protection
$85K Max Pools[2]	31%	25%	
HECM[3]	17%	15%	
Other Low Loan Balance Pools[4]	11%	10%	
Low FICO[5]	4%	7%	
Seasoned (2005 and prior vintages)	7%	5%	
Prepayment protected	6%	4%	
2006 & subsequent vintages - Discount	-%	1%	
2006 & subsequent vintages – Premium and IOs	3%	2%	

Non-Agency: Loan Type	Q2-2012	Q3-2012
Sub-Prime	84%	86%
Option-ARM	11%	9%
Alt-A	4%	4%
Prime	1%	1%

(1) Securities collateralized by loans with greater than or equal to 80% loan-to-value. High LTV pools are predominately Making Homeownership Affordable pools. Making Homeownership Affordable (or "MHA") pools consist of borrowers who have refinanced through the Home Affordable Refinance Program (HARP).
(2) Securities collateralized by loans of less than or equal to $85K.
(3) Home Equity Conversion Mortgage loans (or "HECM") are loans that allow the homeowner to convert home equity into cash collateralized by the value of their home.
(4) Securities collateralized by loans of less than or equal to $175K, but more than $85K.
(5) Securities collateralized by loans held by lower credit borrowers as defined by Fair Isaac Corporation's, or FICO, scoring model.

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Agency Securities as of September 30, 2012 Par Value ($M) Market Value ($M) % of Agency Portfolio Amortized Cost Basis ($M) Weighted Average Coupon Weighted Average Age (Months) 30-Year Fixed ≤ 4.5% $ 7,022 $ 7,742 60.5% $ 7,570 4.0% 8 5.0-6.0% 994 1,115 8.7% 1,078 5.4% 38 ≥ 6.5% 99 115 0.9% 112 7.3% 128 $ 8,115 $ 8,972 70.1% $ 8,760 4.2% 13 15-Year Fixed ≤ 4.0% $ 500 $ 536 4.2% $ 496 3.3% 23 ≥ 4.5% 1 1 -% 1 6.8% 98 $ 501 $ 537 4.2% $ 497 3.3% 23 HECM $ 1,662 $ 1,891 14.8% $ 1,803 4.7% 11 Hybrid ARMs 186 201 1.6% 196 4.1% 99 Other-Fixed 615 698 5.4% 669 4.7% 49 IOs and IIOs 4,054 4991 3.9% 483 5.1% 76 Total1 $ 15,133 $ 12,798 100.0% $ 12,408 4.3% 19 (1) Market value of IOs of $170 million and Agency Derivatives of $329 million as of September 30, 2012. 19

Non-Agency Securities as of September 30, 2012

	Senior Bonds	Mezzanine Bonds	Total P&I Bonds
Portfolio Characteristics			
Carrying Value ($M)	$1,990	$507	$2,497
% of Non-Agency Portfolio	79.7%	20.3%	100.0%
Average Purchase Price[1]	$51.01	$57.80	$52.38
Average Coupon	1.8%	1.1%	1.7%
Collateral Attributes			
Average Loan Age (months)	73	92	77
Average Loan Size ($K)	$250	$173	$235
Average Original Loan-to-Value	78.3%	77.1%	78.0%
Average Original FICO[2]	639	633	638
Current Performance			
60+ Day Delinquencies	39.3%	33.5%	38.1%
Average Credit Enhancement[3]	16.4%	33.2%	19.8%
3-Month CPR[4]	2.9%	3.2%	3.0%

(1) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for senior, mezzanine, and total non-Agency RMBS, excluding our non-Agency interest-only portfolio, would be $46.19, $54.66, and $47.71, respectively at September 30, 2012.
(2) FICO represents a mortgage industry accepted credit score of a borrower, which was developed by Fair Isaac Corporation.
(3) Average credit enhancement remaining on our non-Agency RMBS portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral.
(4) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.

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Non-Agency Discount Bond Example

Discount Sub-Prime Senior Bond – HEAT 2006-3 2A4

Represents actual bond held in Two Harbors' portfolio as of the filing date of this presentation. Collateral summary and yield analysis scenarios represent the views of Two Harbors and its external manager, PRCM Advisers LLC, and are provided for illustration purposes only and may not represent all assumptions used. Actual results may differ materially.



Senior Bonds
Sub Bonds
A1 & A2
- Paid off -
A3
39.7%-100%
$19M Current Face
0.6 Yr WAL[1]
A4
39.7%-100%
$71M Current Face
7 Yr WAL[1]
SUBORDINATED BONDS
Absorbs the first 39.7% of losses, after depletion of ongoing excess spread (currently 4.0%).

Security Info

- Pays sequentially after the A3 is fully paid, expected to be in early 2014.
- Receives protection from credit losses from the subordinate bonds and ongoing excess interest.
- Pays a coupon of LIBOR + 0.31%.
- Wells Fargo & SPS as servicers.

Collateral Summary

- Vintages: 2005 - 68%; 2006 - 32%.
- 60+ days delinquent: 34%.
- "Clean" & "Almost Clean"[2]: 29%.
- Severities running in the high 60s.
- MTM LTVs[3]: "Clean" = 102%.
  Delinquent = 111%.
  "12mo LIQ"[4] = 115%.

Yield Analysis[5]

- Market price at 9/14/12: $75.5.

	Strong Recovery	Flat	Severe Downturn
Loss-adjusted yields	**7.8%**	**7.3%**	**6.7%**
Total defaults	64%	66%	69%
Average severity	68%	73%	78%
Prospective deal losses	44%	48%	54%
Bond recovery	100%	100%	100%

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(1) "WAL" is defined as weighted average life.
(2) "Clean" is defined as a borrower who has never missed a payment. "Almost Clean" is defined as a borrower who is current and has never been delinquent more than three times for a period greater than 30 days or delinquent one time for a period greater than 60 days.
(3) MTM LTV stands for mark-to-market loan-to-value.
(4) 12mo LIQ represents mark-to-market loan-to-value of loans liquated in the last twelve months.
(5) Strong recovery, flat and severe downturn models assume a 15% increase, no change and a 15% decrease in housing prices over two years.

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Financing and Hedging Strategy

Interest Rate Swaps[1]

September 30, 2012

Swaps Maturities	Notional Amounts ($M)	Average Fixed Pay Rate	Average Receive Rate	Average Maturity (Years)
2012	$ 25	0.868%	0.502%	0.23
2013	2,275	0.713%	0.484%	0.81
2014	1,675	0.644%	0.497%	1.82
2015	2,770	0.908%	0.471%	2.68
2016 and after	5,350	0.923%	0.410%	4.45
	$ 12,095	0.841%	0.450%	2.99

Financing[2]

Repurchase Agreements: RMBS and Agency Derivatives	September 30, 2012 Amount ($M)	Percent (%)
Within 30 days	$1,986	15%
30 to 59 days	3,190	25%
60 to 89 days	70	1%
90 to 119 days	1,868	14%
120 to 364 days	5,630	43%
One year and over	280	2%
	$13,024	

Interest Rate Swaptions

September 30, 2012

	Option				Underlying Swap			
Swaption	Expiration	Cost ($M)	Fair Value ($M)	Average Months to Expiration	Notional Amount ($M)	Average Fixed Pay Rate	Average Receive Rate	Average Term (Years)
Payer	< 6 Months	$ 2.0	$ -	0.87	$ 200	3.25%	3M Libor	7.0
Payer	≥ 6 Months	133.9	105.1	55.43	4,950	3.75%	3M Libor	9.8
Total Payer		$ 135.9	$ 105.1	55.43	$ 5,150	3.73%	3M Libor	9.7

(1) Notional amounts do not include $1.0 billion of notional interest rate swaps economically hedging our trading securities.
(2) Does not include repurchase agreements collateralized by U.S. Treasuries of $1.0 billion and mortgage loans held-for-sale of $12.8 million as of September 30, 2012.

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Two Harbors Team with Deep Securities Experience

Investment Team

Co-Chief Investment Officers

Steven Kuhn
- Also serves as Partner of Pine River Capital Management.
- Goldman Sachs Portfolio Manager from 2002 to 2007; 21 years investing in and trading mortgage backed securities and other fixed income securities for firms including Citadel and Cargill.

William Roth
- Also serves as Partner of Pine River Capital Management.
- 31 years in mortgage securities market, including at Salomon Brothers and Citi; Managing Director in proprietary trading group managing MBS and ABS portfolios.

Substantial RMBS Team

Over 30 Professionals
- Substantial RMBS team consisting of traders, investment analysts and a robust internal research team.
- Leverages proprietary analytical systems.
- Specialized repo funding group.

Executive Officers

Chief Executive Officer

Thomas Siering
- Also serves as Partner of Pine River Capital Management.
- Previously head of Value Investment Group at EBF & Associates; Partner since 1997.
- 32 years of investing and management experience; commenced career at Cargill where he was a founding member of the Financial Markets Department.

Chief Financial Officer

Brad Farrell
- Most recently served as Two Harbors' Controller from 2009 to 2011.
- Previously Vice President and Executive Director of Financial Reporting at GMAC ResCap from 2007 to 2009 and held financial roles at XL Capital Ltd from 2002 to 2007. Began his career with KPMG.

Note: Employee data as of October 31, 2012.

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24 Overview of Pine River Capital Management Global multi-strategy asset management firm providing comprehensive portfolio management, transparency and liquidity to institutional and high net worth investors  Founded June 2002 with offices in New York, London, Beijing, Hong Kong, San Francisco and Minnesota.  Over $10.7 billion assets under management, of which approximately $8.6 billion dedicated to mortgage strategies1. − Experienced manager of non-Agency, Agency and other mortgage related assets. − Demonstrated success in achieving growth and managing scale. Experienced, Cohesive Team2 Established Infrastructure  Fourteen partners with average of 20 years experience.  312 employees, 96 investment professionals.  No senior management turnover.  Historically low attrition.  Strong corporate governance.  Registrations: SEC/NFA (U.S.), FSA (U.K.), SFC (Hong Kong) and SEBI (India).  Proprietary technology.  Global footprint. Minnetonka, MN • London • Beijing • Hong Kong • San Francisco • New York (1) Defined as estimated assets under management as of November 1, 2012, inclusive of Two Harbors. (2) Employee data as of October 31, 2012.